                                                                    EXHIBIT 12.1


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
                                                                            COSTILLA ENERGY, INC.
                                                                              ADJUSTED EBITDA/INTEREST EXPENSE
                                                                         (IN THOUSANDS)

                                                                                YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------------------------------
                                                         1998          1997         1996          1995          1994
                                                     -------------  ----------- ------------- ------------- -------------

Net income (loss)                                       $(100,273)    $(36,471)     $ (4,440)     $ (4,970)        $ 163

      Interest expense                                     19,596       12,979        11,281         4,591         1,458
      Income taxes                                              -          152         1,218             3            40
      Exploration and abandonment                          12,723        6,588         2,550         1,652           793
      Depreciation, depletion and amortization             32,447       26,409        12,430         5,958         1,847
      Impairment of oil and gas properties                 59,678       28,189             -             -             -
      Gain from sale of substantially all the assets
        of wholly-owned subsidiary                              -            -          (906)            -             -
      Extraordinary loss resulting from early                 656
        extinguishment of debt, net of the related
        deferred tax benefit of $129 and $1,042               299          219         4,975             -             -
                                                     -------------  ----------- ------------- ------------- -------------

ADJUSTED EBITDA                                          $ 25,126      $38,065      $ 27,108       $ 7,234       $ 4,301
                                                     =============  =========== ============= ============= =============

ADJUSTED EBITDA/Interest expense - net of
      deferred charges amortization                          1.3x         3.1x          2.6x          1.6x          2.9x
                                                     =============  =========== ============= ============= =============
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